PROSPECTUS AND			PRICING SUPPLEMENT NO. 29
PROSPECTUS SUPPLEMENT,		Effective at 11:00 AM ET
each dated June 18, 1997	August 3, 1998
CUSIP: 24422EJY6			Commission File No.: 333-28145
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,072,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on September 15,
1998, and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				August 6, 1998

MATURITY DATE:				August 7, 1999

INTEREST RATE:				5.75% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			ABN AMRO Incorporated has
purchased the Senior Notes as
                                    principal at a price of 99.858% of
                                    the aggregate principal amount of
                                    the Senior Notes.




ABN AMRO Incorporated